                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                                      ROWECOM
      INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ------------------------------------------------------------
           (2)  Aggregate number of securities to which transaction applies:
                ------------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ------------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ------------------------------------------------------------
           (5)  Total fee paid:
                ------------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
           Check box if any part of the fee is offset as provided by
/ /        Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ------------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ------------------------------------------------------------
           (3)  Filing Party:
                ------------------------------------------------------------
           (4)  Date Filed:
                ------------------------------------------------------------

                                  ROWECOM INC.
                               15 SOUTHWEST PARK
                               WESTWOOD, MA 02090



                                          May 2, 2000


Dear Shareholder:


You are cordially invited to attend the 2000 Annual Meeting of Shareholders of RoweCom Inc., which will be held at RoweCom's Corporate Headquarters at 15 Southwest Park, Westwood, Massachusetts, 02090 on Wednesday, May 31, 2000, beginning at 10:00 A.M., local time.


The Notice of Annual Meeting of Shareholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, accompany this letter. RoweCom's Annual Report to Shareholders is also enclosed for your information.


All shareholders are invited to attend the Annual Meeting. However, to ensure your representation at the Annual Meeting, you are urged to vote by Proxy by following one of these steps as promptly as possible:


    (A) Complete, date, sign and return the enclosed Proxy Card (a postage-prepaid envelope is enclosed for that purpose); or

    (B) Vote via the Internet (see instructions on the enclosed Proxy Card); or

    (C) Vote via telephone (toll free) in the United States or Canada (see instructions on the enclosed Proxy Card).

The Internet and telephone voting procedures are designed to authenticate shareholders' identities, to allow shareholders to vote their shares and to confirm that their instructions have been properly recorded. Specific instructions to be followed by any registered shareholder interested in voting via the Internet or telephone are set forth in the Proxy Card. YOUR SHARES CANNOT BE VOTED UNLESS YOU DATE, SIGN, AND RETURN THE ENCLOSED PROXY CARD, VOTE VIA THE INTERNET OR TELEPHONE OR ATTEND THE ANNUAL MEETING IN PERSON. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before the shareholders is important.

Very truly yours,

Dr. Richard R. Rowe
Chairman of the Board
President and
Chief Executive Officer

                                  ROWECOM INC.
                               15 SOUTHWEST PARK
                               WESTWOOD, MA 02090

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO OUR SHAREHOLDERS:


RoweCom Inc. hereby gives notice that its Annual Meeting of stockholders will be held at RoweCom's Corporate Headquarters at 15 Southwest Park, Westwood, Massachusetts, 02090 on Wednesday, May 31, 2000, beginning at 10:00 A.M., local time, for the following purposes:



1. To elect two Class 1 Directors to hold office for a one year term, two Class 2 Directors to hold office for a two year term and two Class 3 Directors to hold office for a three year term, each of whom shall hold office until such Directors' successors have been duly elected and qualified;



2. To ratify and approve the issuance of convertible notes and warrants, and the Common Stock issuable upon their respective conversion or exercise, under a Securities Purchase Agreement, dated as of October 13, 1999, by and among RoweCom and two investors;



3. To approve an amendment of RoweCom's Amended and Restated 1998 Stock Incentive Plan; and



4. To transact any further business that may properly come before the Annual Meeting or any adjournment.


The Board of Directors has fixed the close of business on April 14, 2000, as the record date for the determination of RoweCom stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment. Only stockholders of record on such date are entitled to notice of, and to vote at, the Annual Meeting or any adjournment.

                      By Order of the Board of Directors,

                              Dr. Richard R. Rowe
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER


Westwood, Massachusetts
May 2, 2000



IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR VOTE VIA THE INTERNET OR TELEPHONE. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                                  ROWECOM INC.
                               15 SOUTHWEST PARK
                               WESTWOOD, MA 02090

                              -------------------

                                PROXY STATEMENT
                              -------------------

           ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 31, 2000


This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RoweCom Inc. for use at the Annual Meeting of Stockholders of RoweCom to be held on May 31, 2000 at 10:00 A.M., local time, at RoweCom's Corporate Headquarters at 15 Southwest Park, Westwood, MA 02090 and any adjournments or postponements thereof (the "Annual Meeting").


At the Annual Meeting, the stockholders of RoweCom will be asked to consider and vote upon the following matters:


1. To elect two Class 1 Directors to hold office for a one year term, two Class 2 Directors to hold office for a two year term and two Class 3 Directors to hold office for a three year term, each of whom shall hold office until such Directors' successors have been duly elected and qualified;



2. To ratify and approve the issuance of convertible notes and warrants, and the Common Stock issuable upon their respective conversion or exercise, under a Securities Purchase Agreement, dated as of October 13, 1999, by and among RoweCom and two investors;



3. To approve an amendment of RoweCom's Amended and Restated 1998 Stock Incentive Plan; and



4. To transact any further business that may properly come before the Annual Meeting or any adjournment.



The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of RoweCom on or about May 2, 2000 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on April 14, 2000 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date"). Only holders of Common Stock of record at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting.



As of the Record Date there were 10,399,208 shares (excluding treasury shares) of RoweCom Common Stock, $0.01 par value (the "Common Stock"), issued and outstanding. Such shares of Common Stock are the only voting securities of RoweCom. Shareholders are entitled to cast one vote for each share of Common Stock held of record on the Record Date.



The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the vote case is necessary to elect a nominee as a Director of RoweCom.


Shares that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for the purposes of determining whether a quorum is present for the transaction of business at the meeting. With respect to the election of Directors, votes may be cast in favor of or withheld from a particular nominee. Broker non-votes will have no effect on the outcome of the election of the Director.


Stockholders of RoweCom are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope, or vote via the Internet or telephone. Common Stock represented by properly executed proxies received by RoweCom and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted "FOR" the election of the nominees for Director listed in this Proxy Statement.



In addition to the election of the Directors, the stockholders will consider and vote upon a proposal to ratify and approve the issuance of convertible notes and warrants, and the Common Stock issuable upon their respective conversion or exercise as further described in this Proxy Statement. All properly executed Proxies returned in time to be counted at the meeting will be voted. Where a choice has been specified on the Proxy with respect to the foregoing matter, the shares represented by the Proxy will be voted in accordance with the specifications and will be voted FOR if no specification is indicated.



Any properly completed Proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary of RoweCom, or by signing and duly delivering a Proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a Proxy.



The Annual Report of RoweCom, including financial statements for the fiscal year ended December 31, 1999 is being mailed to stockholders of RoweCom concurrently with this Proxy Statement. The Annual Report, however, is not a part of the Proxy solicitations material.


                                  PROPOSAL I--
                             ELECTION OF DIRECTORS

The Board of Directors of RoweCom consists of seven members and is divided into three classes of Directors. There are two Directors in the first class that will be elected for a one-year term, two Directors in the second class who will be elected for a two-year term, and three Directors in the third class who will serve for a three-year term. The members of each class of Directors will be determined at the Annual Meeting. At each subsequent Annual Meeting, stockholders will elect replacements for the Directors whose term is expiring, and the Directors so elected will serve for a three-year term.


Directors are elected by the stockholders at each Annual Meeting to serve until the Annual Meeting at which the term of their class expires, or until their successors are duly elected and qualified. The current Directors of RoweCom, other than Dr. Lindberg, were nominated and elected prior to RoweCom's initial public offering in accordance with a stockholders' agreement among RoweCom and the majority of its stockholders. This stockholders agreement terminated in March 1999, upon the closing of RoweCom's initial public offering.



The Board of Directors has nominated John Kennedy and Donald A.B. Lindberg, M.D. to serve as Class 1 Directors, Thomas Lemberg and Philippe Villers to serve as Class 2 Directors, and Jerome Rubin and Dr. Richard R. Rowe to serve as Class 3 Directors. Each nominee is currently a Director of

RoweCom. Each of the nominees has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve. In the event that one or more nominees is unable to or declines to serve as a Director at the time of the Annual Meeting, proxies will be voted for such other nominee as is then designated by the Board of Directors. The Board of Directors has decided not to fill the vacancy created by the resignation of Stanley Fung at this time. The Board has determined that the position will remain open until a suitable candidate for Directorship has been found and nominated. As soon as the Board of Directors has selected an acceptable replacement, the vacancy will be filled.



The following table sets forth for the nominee to be elected at the Annual Meeting and for each Director whose term of office will extend beyond the meeting, his age, the position(s) currently held by each nominee or Director with RoweCom, the year such nominee or Director was first elected a Director, the year each nominee's or Director's term will expire and the class of Director of each nominee or Director.



                                                                       DIRECTOR   YEAR TERM WILL   CLASS OF
NOMINEE OR DIRECTOR'S NAME      AGE            POSITION(S) HELD         SINCE         EXPIRE       DIRECTOR
--------------------------    --------   ----------------------------  --------   --------------   --------
Dr. Richard R. Rowe.........     66      Chairman of the Board,          1994          2003           3
                                         President and Chief
                                         Executive Officer
John Kennedy (1)............     41      Director                        1999          2001           1
Thomas Lemberg (1)(2).......     53      Director                        1996          2002           2
Donald A.B. Lindberg, M.D...     66      Director                        1999          2002           1
Jerome Rubin (2)............     74      Director                        1995          2003           3
Philippe Villers (1)(2).....     64      Director                        1998          2003           2


------------------------

(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.


DR. RICHARD R. ROWE, the founder of RoweCom, has served as Chairman of the Board, President and Chief Executive Officer of RoweCom since 1994. Prior to founding RoweCom, from 1979 to 1993, Dr. Rowe was the President and CEO of the Faxon Company, one of the world's largest library subscription agencies. Prior to joining Faxon, Dr. Rowe was the Associate Dean of the Harvard Graduate School of Education, Director of Harvard's interfaculty Doctoral Program in Clinical Psychology and Public Practice, and Director of the Cambridge office of the American Institutes for Research. Dr. Rowe holds a Ph.D. in clinical psychology.



JOHN KENNEDY has served as a director of RoweCom since February 1999.
Mr. Kennedy is Director of Sales of M/Net, a division of PSDI Limited. Prior to joining M/Net, from 1991 to 1997, Mr. Kennedy was the president of the Efficient Systems Division of A.R.M. Group Inc.



THOMAS LEMBERG has served as a Director of RoweCom since May 1996. Mr. Lemberg is Senior Vice President, Global Alliances of the Polaroid Corporation. Prior to joining the Polaroid Corporation, from 1987 to 1995, Mr. Lemberg was the Vice President and General Counsel of Lotus Development Corporation.



DONALD A.B. LINDBERG, M.D. has served as a Director of RoweCom since December 1999. Dr. Lindberg has been the Director of the National Library of Medicine, the world's largest biomedical library, since

1984. From 1992-1995, Dr. Lindberg served in a concurrent position as founding Director of the National Coordination Office for High Performance Computing and Communications in the Office of Science and Technology Policy, Executive Office of the President. In 1996, Dr. Lindberg was named by the Health and Human Services Secretary to be the U.S. Coordinator for the G-7 Global Healthcare Applications Project.



JEROME RUBIN has served as a Director of RoweCom since May 1995. Mr. Rubin has been Managing Director of Veronis, Suhler & Associates, Inc., an investment banking firm specializing in the media and communications industry since 1995. In 1973, Mr. Rubin founded and was the first president of LEXIS/NEXIS, the first online legal database service. From 1983 to 1991, Mr. Rubin was the Group Vice President/Chairman for Professional Information and Book Publishing at the Times Mirror Company.



PHILIPPE VILLERS has served as a Director of RoweCom since August 1998.
Mr. Villers has been President and Board member of GrainPro, Inc. since 1996. Since 1981, he has also served as founder, President, and Board member of Families USA Foundation. From 1985 to 1988, Mr. Villers previously founded and led Cognition, Inc. where he served as President for three years. Prior to 1988, he co-founded Computervision, Inc. and Automatix, Inc.


COMPENSATION PLAN


RoweCom Directors who are employees of RoweCom will not be paid any fees or receive any additional compensation for service as members of the Board of Directors or any Committee of the Board other than the issuance of options to purchase shares of Common Stock under the Amended and Restated 1998 Stock Option Plan, and RoweCom has entered into customary arrangements with respect to expense reimbursement. Directors who are not employees of RoweCom or any of its subsidiaries will not be paid any fees or receive any compensation for service as members of the Board of Directors or any Committee of the Board other than the issuance of options to purchase shares of Common Stock under the 1999 Non-Employee Director Stock Option Plan, and RoweCom has entered into customary arrangements with respect to fees and expense reimbursement. RoweCom maintains Directors' liability insurance and its certificate of incorporation provides for mandatory indemnification of Directors to the fullest extent permitted by Delaware law. In addition, RoweCom's certificate of incorporation limits the liability of its Directors or its stockholders for breaches of the Directors' fiduciary duties to the fullest extent permitted by Delaware law.


AUDIT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


RoweCom's Board of Directors has established a Compensation Committee and an Audit Committee. The Board of Directors met nine times during the fiscal year ended December 31, 1999. The members of the Compensation Committee are Stanley Fung, John Kennedy and Thomas Lemberg. The Compensation Committee met eight times during the fiscal year ended December 31, 1999. The members of the Audit Committee are Stanley Fung, Thomas Lemberg and Philippe Villers. The Audit Committee met three times during the fiscal year ended December 31, 1999.



The Compensation Committee is responsible for reviewing and approving all compensation arrangements for officers of RoweCom and for administering its stock option and stock purchase plans. During the period from May 1997 to the end of 1997, the Compensation Committee was composed of Thomas

Lemberg, Daniel Nova, a former director of RoweCom who is affiliated with Highland Capital Partners III Limited Partnership, a stockholder of RoweCom, and James Whitaker, a former Director of RoweCom who is affiliated with Working Ventures Canadian Fund Inc. All executive compensation determinations for RoweCom's 1999 fiscal year were made by these members of the Compensation Committee.


The Board of Directors recommends you vote FOR the six nominees described above.

  REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
                                  COMPENSATION

RoweCom's executive compensation program is administered by the Compensation Committee of the Board (the "Committee"). The role of the Committee, which is comprised of three outside non-employee directors, is to review and approve the base salaries, bonuses, stock options and other compensation of the executive officers and management-level employees of RoweCom. The Committee also administers RoweCom's stock option plans.

RoweCom's executive compensation program utilizes RoweCom performance, individual performance and an increase in stockholder value over time as determinants of executive pay levels. These principles are intended to motivate executive officers to improve the financial position of RoweCom, to hold executives accountable for the performance of the organizations for which they are responsible, to attract key executives into the service of RoweCom and to create value for RoweCom's shareholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

CASH COMPENSATION

RoweCom reviews executive compensation surveys in both the Internet industry and general industry to ensure that the total cash compensation provided to executive officers and senior management remains at a competitive level to enable RoweCom to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. The compensation of executive officers is reviewed annually by the Committee.

BONUSES

RoweCom's executive officers are eligible for an annual cash bonus. Annual bonuses are determined on the basis of individual and corporate performance. One of the most significant corporate performance measures for bonus payments is contribution to operating results. Payments to named executive officers in 1999 were made in the following amounts: Walter Crosby $61,000; Ronald Grigg $34,000 and Stephen Vozella $39,000.

EQUITY-BASED COMPENSATION

In fiscal year 1999, the Compensation Committee emphasized equity-based compensation, principally in the form of options, as the cornerstone of RoweCom's executive compensation program. Equity awards are typically set by the Compensation Committee based on industry surveys, each officer's individual performance and achievements, market factors and the recommendations of management. In fiscal year

1999, executive officers were eligible to receive grants of stock options under the 1998 Plan. In addition, executive officers were eligible to participate in RoweCom's Employee Stock Purchase Plan.

During fiscal year 1999, all of the executive officers of RoweCom received new option grants under the 1998 Plan. The options granted under the 1998 Plan were at an exercise price equal to the fair market value of the Common Stock on the date of grant and generally vest over a three-year period or four-year period after grant, subject to the participant's continued employment with RoweCom. All options granted under the 1998 Plan expire ten years from the date of grant, unless a shorter term is provided in the option agreement or the participant's employment with RoweCom terminates before the end of such ten-year period.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER


Dr. Richard R. Rowe, RoweCom's Chief Executive Officer, received a salary of $253,000 and 150,000 stock options under the 1998 Plan, for the services he performed for RoweCom in fiscal year 1999.



                     Members of the Compensation Committee
                 Stanley Fung, John Kennedy and Thomas Lemberg.

STOCK OWNERSHIP BY MANAGEMENT AND PRINCIPAL STOCKHOLDERS OF ROWECOM



The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of April 14, 2000 by (i) each person who, to the knowledge of RoweCom, owned beneficially more than 5% of the RoweCom Common Stock outstanding as of such date, (ii) each Director of RoweCom, (iii) each current executive officer named in the table captioned "Summary Compensation Table" in this Proxy Statement and (iv) all Directors and executive officers as a group.



                                                                 NUMBER OF
                                                                 SHARES OF
                                                                   ROWECOM    PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER (1)                      COMMON STOCK   OWNERSHIP (2)
----------------------------------------                      ------------   -------------
Dr. Richard R. Rowe (3).....................................    1,750,841        16.8%
Brant Investment Limited (4)................................      793,780         7.6%
Walter Crosby (5)...........................................       32,258           *
Ronald Grigg (6)............................................       30,038           *
Stephen Vozella (7).........................................       20,976           *
Stanley Fung (8)............................................        4,363           *
John Kennedy (9)............................................      798,143         7.7%
Thomas Lemberg (10).........................................       10,507           *
Jerome Rubin (11)...........................................       33,241           *
Philippe Villers (12).......................................       34,476           *
All current Directors and executive officers as a group (15
  persons) (13).............................................    2,716,297        26.1%


------------------------

*   Represents less than 1% of the outstanding shares.


 (1) Except as otherwise noted, each person or entity named in the table has sole voting and investment power with respect to the shares. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated the address of each beneficial owner is c/o
     RoweCom Inc., 15 Southwest Park, Westwood, MA 02090.



 (2) Applicable percentage of ownership as of April 14, 1999 is based upon 10,399,208 shares of RoweCom Common Stock outstanding on such date. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission, and includes voting and investment power with respect to shares. Shares of Common Stock subject to options currently exercisable or exercisable within 60 days of the record date are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person.



 (3) Includes 1,700,841 shares of Common Stock held by Dr. Richard R. Rowe and an aggregate of 50,000 shares held in trust for the benefit of members of Dr. Rowe's family.


 (4) Brant Investments Limited's address is c/o Working Ventures Canadian Fund Inc., 250 Bloor Street East, Suite 1600, Toronto, Ontario M4W1E6.


 (5) Includes 32,258 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of April 14, 2000.

 (6) Includes 30,038 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of April 14, 2000.



 (7) Includes 20,976 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of April 14, 2000.



 (8) Includes 4,363 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of April 14, 2000.



 (9) Consists of shares beneficially owned by Working Ventures Canadian
     Fund Inc. and 4,363 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of April 14, 2000. Mr. Kennedy is the representative of Working Ventures Canadian Fund Inc. to RoweCom's Board of Directors and may be deemed to control the voting and disposition of the Common Stock held by Working Ventures Canadian Fund Inc.
     Mr. Kennedy disclaims beneficial ownership of the Common Stock held by Working Ventures Canadian Fund Inc. Mr. Kennedy's address is c/o Working Ventures Canadian Fund Inc., 250 Bloor Street East, Suite 1600, Toronto, Ontario M4W1E6.



(10) Includes 9,598 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of April 14, 2000.



(11) Includes 11,343 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of April 14, 2000.



(12) Includes 6,108 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of April 14, 2000; and an aggregate of 10,916 shares of Common Stock held in trust for members of Mr. Villers' family.



(13) Includes 103,843 shares of Common Stock issuable pursuant to outstanding stock options exercisable within 60 days of April 14, 2000.

EXECUTIVE COMPENSATION

The following table sets forth certain information concerning the compensation earned during the years ended December 31, 1998 and 1999 for (i) RoweCom's Chief Executive Officer and (ii) each other executive officer of RoweCom whose total salary and bonus exceeded $100,000 for services rendered to RoweCom and its subsidiaries during 1999.

SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                                                               AWARD
                                                             ANNUAL COMPENSATION (1)        ------------
                                                        ---------------------------------    SECURITIES
                                                         FISCAL                              UNDERLYING
NAME                                                      YEAR     SALARY ($)   BONUS ($)   OPTIONS (#)
----                                                    --------   ----------   ---------   ------------
Dr. Richard R. Rowe...................................    1999      $253,000          --       150,000
Chairman of the Board, President and Chief Executive      1998      $153,000     $40,000            --
  Officer

Walter Crosby.........................................    1999      $145,000     $61,000        43,962
Vice President and Chief Technical Officer                1998      $ 58,000     $20,000        55,207

Ronald Grigg..........................................    1999      $ 93,000     $34,000        13,962
Vice President, Design and Development                    1998      $ 88,000     $16,000         8,726

Louis Hernandez, Jr. (2)..............................    1999      $149,000          --        41,886
Executive Vice President and Chief Financial Officer      1998      $124,000     $40,000       140,687

Stephen Vozella.......................................    1999      $125,000     $39,000        13,962
Vice President, Fulfillment                               1998      $ 62,000     $20,000        55,207

Steven Woit (3).......................................    1999      $ 92,000          --        13,962
Vice President, Content                                   1998      $119,000     $20,000        55,207

------------------------


(1) Excludes certain perquisites and other benefits, the amount of which did not exceed 10% of the employee's total salary and bonus.



(2) Mr. Hernandez was our Executive Vice President and Chief Financial Officer until he resigned effective November 12, 1999. As of December 31, 1999, 97,581 of the shares underlying his options had vested and become exercisable, 70,821 of which were acquired by exercise by December 31, 1999. Mr. Hernandez' remaining options have expired.


(3) Mr. Woit was our Vice President of Content until he resigned effective September 15, 1999. As of December 31, 1999, 29,251 of the shares underlying his options had vested and become exercisable, 28,462 of which were acquired by exercise by December 31, 1999. Mr. Woit's remaining options have expired.

EMPLOYMENT AND NON-COMPETITION AGREEMENTS

None of RoweCom's executive officers has an employment contract, and each of such officers serves at the discretion of RoweCom's Board of Directors.

Dr. Rowe, Ms. Bergquist and Messrs. Sands, Krzywicki, Crosby and Grigg are each parties to Non-Competition Agreements with RoweCom under which they have agreed not to compete with the business of RoweCom or solicit its customers or employees for a period of 18 months after termination of employment, in the case of Dr. Rowe, and 12 months after termination of employment, in the case of each of the other officers. Under the terms of these non-competition agreements, if the relevant officer is terminated other than for cause, as defined in the non-competition agreements, or resigns for good reason, also as defined in the non-competition agreements, RoweCom will pay to the officer for the duration of the non-competition period a monthly non-competition payment equal to two-thirds of the officer's monthly salary at the time of termination. RoweCom has the option of ceasing these payments at any time during the non-competition period, at which time the officer's non-competition and related obligations under the non-competition agreement would cease.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth certain information concerning stock options granted to each of the officers named in the Summary Compensation Table that received such options during 1999. No stock appreciation rights were granted to these individuals during 1999.

                                                                                      POTENTIAL REALIZABLE
                                                                 INDIVIDUAL GRANTS      VALUE AT ASSUMED
                              ----------------------------------------------------      ANNUAL RATES OF
                                NUMBER OF      PERCENT OF                                 STOCK PRICE
                               SECURITIES   TOTAL OPTIONS                               APPRECIATION FOR
                               UNDERLYING      GRANTED TO    EXERCISE                   OPTIONS TERM (2)
                                  OPTIONS       EMPLOYEES       PRICE   EXPIRATION   ----------------------
NAME                          GRANTED (1)         IN 1999   PER SHARE         DATE      5%          10%
----                          -----------   -------------   ---------   ----------   ---------   ----------
Dr. Richard R. Rowe.........    150,000         18.00%       $39.88      11/12/09    4,577,891   10,068,550

Walter Crosby...............      6,981          0.84%       $10.40        1/8/09      418,855      674,390
                                  6,981          0.84%       $16.00        3/8/09      379,761      635,927
                                 30,000          3.60%       $18.88        9/1/09    1,545,578    2,643,710

Ronald Grigg................      6,981          0.84%       $10.40        1/8/09      418,855      674,390
                                  6,981          0.84%       $16.00        3/8/09      379,761      635,927

Louis Hernandez, Jr. (3)....     20,943          2.51%       $10.40        1/8/09    1,256,565    2,023,171
                                 20,943          2.51%       $16.00        3/8/09    1,139,284    1,905,890

Stephen Vozella.............      6,981          0.84%       $10.40        1/8/09      418,855      674,390
                                  6,981          0.84%       $16.00        3/8/09      379,761      635,927

Steven Woit (4).............      6,981          0.84%       $10.40        1/8/09      418,855      674,390
                                  6,981          0.84%       $16.00        3/8/09      379,761      635,927

------------------------

(1) Shares underlying options generally vest over a four-year period, unless accelerated in accordance with the stock option agreements governing such stock options.


(2) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed appreciation rates of five percent and ten percent in the fair market value of shares of RoweCom Common Stock from the fair market value on the date of grant, which rates are set by the Securities and Exchange Commission and compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of option exercise prices, but do not include deductions for taxes or other expenses associated with the exercises. Actual gains, if any, are dependent on the performance of the RoweCom Common Stock and the date on which the option is exercised. We cannot assure you that the amounts reflected will be achieved or will otherwise be indicative of the actual amounts received, if any.



(3) Mr. Hernandez was our Executive Vice President and Chief Financial Officer until he resigned effective November 12, 1999. As of December 31, 1999, 97,581 of the shares underlying his options had vested and become exercisable, 70,821 of which were acquired by exercise by December 31, 1999. Mr. Hernandez' remaining options have expired.


(4) Mr. Woit was our Vice President of Content until he resigned effective September 15, 1999. As of December 31, 1999, 29,257 of the shares underlying his options had vested and become exercisable, 28,462 of which were acquired by exercise by December 31, 1999. Mr. Woit's remaining options have expired.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information concerning option exercises during 1999 and option holdings at December 31, 1999 with respect to each of the officers named in the Summary Compensation Table that held options.


                                                                                                      VALUE OF
                                                                                                   UNEXERCISED
                                                                                                  IN-THE-MONEY
                                        SHARES                    NUMBER OF SHARES UNDERLYING       OPTIONS AT
                                      ACQUIRED                        OPTIONS AT YEAR END         YEAR END (2)
                                   ON EXERCISE          VALUE   -------------------------------   ------------
NAME                                       (#)   REALIZED ($)   EXERCISABLE (1)   UNEXERCISABLE   EXERCISABLE
----                               -----------   ------------   ---------------   -------------   ------------
Dr. Richard R. Rowe..............         --             --               --          150,000             --
Walter Crosby....................         --             --           21,853           43,962        975,955
Ronald Grigg.....................      8,726        389,703           17,452           13,962        779,406
Louis Hernandez, Jr. (3).........     70,821      3,162,866           26,760           41,886      1,164,780
Stephen Vozella..................      7,250        323,785           12,302           13,962        873,192
Steven Woit (4)..................     28,462      1,271,113               --           13,962             --


------------------------

(1) "Exercisable" refers to those options that were both exercisable and vested, while "Unexercisable" refers to those options that were unvested.


(2) Value is determined by subtracting the exercise price per share from $45.38 per share, the closing price of shares of RoweCom Common Stock reported on Nasdaq's National Market on December 31, 1999, and multiplying the result by the number of shares underlying the options.



(3) Mr. Hernandez was our Executive Vice President and Chief Financial Officer until he resigned effective November 12, 1999. As of December 31, 1999, 97,581 of the shares underlying his options had vested and become exercisable, 70,821 of which were acquired by exercise by December 31, 1999. Mr. Hernandez' remaining options have expired.


(4) Mr. Woit was our Vice President of Content until he resigned effective September 15, 1999. As of December 31, 1999, 29,251 of the shares underlying his options had vested and become exercisable, 28,462 of which were acquired by exercise by December 31, 1999. Mr. Woit's remaining options have expired.

                                 PROPOSAL TWO--
                   ISSUANCE OF CONVERTIBLE NOTES AND WARRANTS


Pursuant to the Securities Purchase Agreement, dated as of October 13, 1999, by and among RoweCom and HFTP Investment, L.L.C. and Leonardo, L.P., RoweCom issued convertible notes and warrants to those parties in the aggregate amount of $20.0 million. The notes are convertible into and the warrants are exercisable for shares of RoweCom Common Stock.



The Securities Purchase Agreement requires RoweCom to solicit the approval of its stockholders for the issuance of such securities at the first meeting of the RoweCom stockholders occurring after the issuance of the securities under that agreement. Accordingly, the RoweCom Board of Directors is seeking the vote of RoweCom stockholders to ratify and approve the issuance of the convertible notes and warrants, and the Common Stock issuable upon their respective conversion or exercise.


CONVERTIBLE NOTES


Pursuant to the terms of the Securities Purchase Agreement, dated as of October 13, 1999, by and among RoweCom, Leonardo, L.P. and HFTP Investment L.L.C., RoweCom issued convertible notes in the aggregate principal amount of $20.0 million, which bear interest at the stated rate of 6% per year payable at maturity or upon conversion or redemption of the principal. The notes are convertible into shares of RoweCom's Common Stock at the holder's election, provided that the holders are not entitled to voluntarily cause the conversion on or prior to January 11, 2001 unless conditions exist permitting an acceleration of the conversion rights, but will otherwise automatically convert upon maturity pursuant to the terms of the notes. The number of shares of RoweCom Common Stock into which the notes convert is based upon the outstanding principal plus interest owing on each note and the dollar volume-weighted average price of the Common Stock. In addition to a conversion feature, the notes also provide by their terms for a redemption of the outstanding notes for cash inuring to the benefit of either RoweCom or a holder depending on conditions, which may exist.


The Securities Purchase Agreement provides that RoweCom may elect to cause the holders of the convertible notes to purchase additional convertible notes in the aggregate principal amount of $15.0 million upon the occurrence of specified conditions. This option is not presently exercisable. Any additional issuance of convertible notes would be on the terms discussed above.

WARRANTS TO PURCHASE COMMON STOCK


Under the terms of the Securities Purchase Agreement described above, RoweCom also issued to Leonardo, L.P. and HFTP Investment L.L.C. warrants to purchase an aggregate of 224,000 shares of RoweCom Common Stock at an exercise price of approximately $27.50 per share, which may be exercised at the holder's election on a net or "cashless" basis.



The Securities Purchase Agreement also provides that upon specified conditions, RoweCom may elect to cause the holders of the warrants to purchase additional warrants exercisable for a number of shares of Common Stock calculated based upon the trading price of RoweCom's Common Stock. Any additional issuance of warrants would be on the terms discussed above.

REGISTRATION RIGHTS


In connection with the sale of the convertible notes and warrants described above pursuant to the Securities Purchase Agreement, the parties also signed a Registration Rights Agreement that provides the holders of the convertible notes and warrants with certain rights to the registration of the shares of Common Stock issuable upon conversion of the notes or exercise of the warrants. According to the terms of the agreement, RoweCom filed a short-form registration statement on Form S-3 on March 16, 2000, which should be effective no later than June 20, 2000. The warrant and note holders have also been granted so-called "piggyback rights" to participate in any registration by the company of its stock during a specified period which ends on the earlier of all registrable shares becoming eligible for resale under Rule 144 or having been sold by the warrant holders.



The Board of Directors recommends a vote FOR approval of the proposal to ratify and approve the issuance of the convertible notes and warrants, and the Common Stock issuable upon their respective conversion or exercise.



                                PROPOSAL THREE--
        AMENDMENT TO THE AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN



RoweCom's Amended and Restated 1998 Stock Incentive Plan currently provides for the issuance of up to 1,391,503 shares of Common Stock through December 31, 2000. The Board of Directors voted to amend the plan, subject to shareholder approval, to increase the number of shares of Common Stock authorized for issuance thereunder by 500,000 shares to 1,891,503 shares through December 31, 2000 and to decrease the amount of shares available in subsequent years, through May 4, 2008 the termination of the plan, by 500,000 shares. The aggregate amount of shares of Common Stock in the plan will remain unchanged at 4,363,125 shares. The Board of Directors' primary reason for adopting the amendment to the plan was to enhance RoweCom's ability to attract, retain and motivate qualified employees. In addition, the recent acquisition of Dawson Subscription's Business added approximately 300 persons eligible to receive options and awards under the plan. The following summary of the plan is qualified in all respects by reference to the full text of the plan, which is available upon request to the Secretary of RoweCom.



SUMMARY OF THE 1998 PLAN



In February 1999, RoweCom's Board of Directors and stockholders approved RoweCom's Amended and Restated 1998 Stock Incentive Plan, which provides for the grant of incentive stock options, nonqualifed stock options and restricted stock awards to employees (including officers and employee directors) and consultants. A maximum of 1,391,503 shares of Common Stock are currently reserved for issuance pursuant to this plan. This maximum number of shares of Common Stock increased on January 1, 2000 by 519,878 shares from 872,625 shares due to a provision in the plan stating that the maximum amount of shares will increase, effective each January 1, and thereafter during the term of the plan, by an additional number of shares of Common Stock equal to 5% of the total number of shares of Common Stock issued and outstanding as of the close of business on the preceding December 31. The maximum amount of shares of Common Stock that may be issued pursuant to this plan is 4,363,125 shares. No participant in this plan may in any year be granted stock options or awards with respect to more than 383,955 shares of Common Stock.

The plan is administered by the Compensation Committee of RoweCom's Board of Directors, which has the authority to determine which eligible individuals are to receive options or restricted stock awards, the terms of such options or awards, the status of such options as incentive or nonqualified stock options under the federal income tax laws, including the number of shares, exercise or purchase prices and times at which the options become and remain exercisable or restricted stock vests and the time, manner and form of payment upon exercise of an option. The exercise price of options granted under this plan may not be less than 85% of the fair market value of a share of Common Stock on the date of grant, or 100%, in the case of incentive stock options. The options become exercisable at such time or times as are determined by the Compensation Committee and expire after a specified period that may not exceed ten years.



Upon the acquisition of 50% or more of RoweCom's outstanding Common Stock pursuant to a hostile tender offer, each option granted to an officer of RoweCom, if it has been outstanding for at least six months, will automatically be cancelled in exchange for a cash distribution to the officer based upon the difference between the tender offer price and the exercise price of the option.



In the event RoweCom is acquired, vesting of options and restricted stock awards granted under the plan will accelerate to the extent that the options or RoweCom's repurchase rights with respect to restricted stock awards are not assumed by or assigned to the acquiring entity. The Compensation Committee also has discretion to provide for accelerated vesting of options and restricted stock awards upon the occurrence of certain changes in control. Accelerated vesting may be conditioned upon subsequent termination of the affected optionee's service.



With the consent of an option holder, the Compensation Committee can cancel that holder's options and replace them with new options for the same or a different number of shares having an exercise price based upon the fair market value of RoweCom's Common Stock on the new grant date.



As of April 14, 2000, approximately 500 persons were eligible to receive options and awards under the plan, including RoweCom's executive officers and non-employee Directors. The granting of options and awards under the plan is discretionary and RoweCom cannot now determine the number or type of options to be granted in the future to any particular person or group. As of April 14, 2000, 63,185 shares had been issued upon the exercise of stock options granted under this plan, options for 840,234 shares were outstanding and options to purchase 488,084 shares were available for future grant under this plan.



RoweCom's Board of Directors may amend or modify the plan at any time, subject to the rights of holders of outstanding options. This plan will terminate on May 4, 2008.



The Board of Directors believes that the approval of the amendment of the Amended and Restated 1998 Stock Incentive Plan is in the best interests of RoweCom and its stockholders and therefore recommends that the stockholders vote FOR this proposal.

                               PERFORMANCE GRAPH

RoweCom's Common Stock has been listed for trading on the Nasdaq National Market under the symbol ROWE since March 9, 1999.

The following graph compares the cumulative stockholder return on the Common Stock of RoweCom for the period from March 9, 1999, the date of RoweCom's initial public offering, through December 31, 1999 with the cumulative total return on (i) the Nasdaq Stock Market Index and (ii) the MG Group Index (the Internet software and services). During fiscal year 1999, RoweCom paid no dividends.

This graph assumes the investment of $100 on March 9, 1999, in RoweCom's Common Stock (at the initial public offering price) and each of the indices listed above, and assumes dividends are reinvested. Measurement points are on March 9, 1999 and the last trading day of the quarters of 1999.

                     COMPARE CUMULATIVE TOTAL RETURN AMONG
                 ROWECOM INC., NASDAQ MARKET INDEX AND MG GROUP
                                     INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          ROWECOM  MG GROUP     NASDAQ
             INC.    IINDEX  MARKET INDEX
3/9/99    $100.00   $100.00       $100.00
3/31/99   $178.06   $133.24       $107.55
6/30/99    $62.24   $134.17       $117.03
9/30/99   $113.27   $129.84       $118.94
12/31/99  $185.20   $236.17       $175.66


                                                  3/9/99    3/31/99    6/30/99    9/30/99    12/31/99
                                                 --------   --------   --------   --------   --------
RoweCom........................................  $100.00    $178.06    $ 62.24    $113.27    $185.20
Nasdaq Stock Market............................   100.00     107.55     117.03     118.94     175.66
MG Group Index.................................   100.00     133.24     134.17     129.84     236.17

                       TRANSACTIONS AMONG RELATED PARTIES


In February 1999, RoweCom and Working Ventures entered into the Exchange Option Exercise Agreement under which Working Ventures agreed to exchange all of its Rowe Communications Class A preferred stock and Class B preferred stock for shares of RoweCom's Class A-1 preferred stock and Class B preferred stock, respectively, effective immediately prior to the consummation of RoweCom's initial public offering. Under the terms of the Exchange Option Exercise Agreement and the Second Amended and Restated Stockholders Agreement to which Working Ventures and RoweCom were then parties, each share of Rowe Communications Class A preferred stock was exchanged for 1.963 share of Class A-1 preferred stock of RoweCom and each share of Class B preferred stock of Rowe Communications was exchanged for one share of Class B preferred stock of RoweCom. After such exchanges, all of Working Ventures' outstanding shares of Class A-1 and Class B preferred stock were converted into an aggregate of 1,518,208 shares of RoweCom Common Stock upon the completion of RoweCom's initial public offering.



On September 7, 1999, Working Ventures was required to transfer, for no additional consideration, an aggregate of 310,371 shares of RoweCom Common Stock to RoweCom, which RoweCom subsequently issued to the other stockholders and optionholders of RoweCom who held stock or options on the date that the RoweCom Class A preferred stock was originally issued, including Dr. Richard R. Rowe, the Chairman of the Board, President and Chief Executive Officer of RoweCom, Thomas Lemberg and Jerome Rubin, each a Director of RoweCom, Louis Hernandez, Jr., the former Executive Vice President and Chief Financial Officer of RoweCom, Steven Woit, the former Vice President, Sources of RoweCom, Ronald Grigg, the Vice President, Design and Development of RoweCom and PV Securities Corp., a Massachusetts securities corporation of which Philippe Villers, a Director of RoweCom, is the sole stockholder. Set forth below is a chart that describes the number of shares of Common Stock that were received by the individuals and entity named above as a result of the transfer of these shares of Common Stock by Working Ventures.


                                                              SHARE OF COMMON
SHAREHOLDER                                                   STOCK RECEIVED
-----------                                                   ---------------
Dr. Richard R. Rowe.........................................      258,993
Ronald Grigg................................................        7,437
Louis Hernandez, Jr.........................................        8,181
Thomas Lemberg..............................................          909
PV Securities Corp..........................................        9,774
Jerome Rubin................................................        6,099
Steven Woit.................................................        3,030


Working Ventures, Axiom Venture Partners II Limited Partnership, Zero Stage Capital VI, L.P., Crystal Internet Venture Fund, L.P., Highland Capital
Partners III Limited Partnership and substantially all of the other stockholders who were stockholders prior to RoweCom's initial public offering are entitled to certain registration rights with respect to the Common Stock they will hold upon the consummation of the merger.



We believe that all of the transactions set forth above that were consummated with parties that may be deemed to be affiliated with RoweCom were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions with parties that may be deemed to be affiliated with RoweCom, including loans between RoweCom and its officers, Directors, principal stockholders and their affiliates, will be approved by a majority of the Board, including a majority of the independent and disinterested outside Directors on RoweCom's Board of Directors, and will continue to be on terms no less favorable to RoweCom than could be obtained from unaffiliated third parties.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires RoweCom's Directors, executive officers and persons who own more than 10% of a registered class of RoweCom's securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater-than-10% stockholders are required by SEC regulation to furnish RoweCom with copies of all Section 16(a) reports to file.


To RoweCom's knowledge, based solely on a review of copies of such reports furnished to RoweCom and written representations that no other reports were required, RoweCom believes that during the year ended December 31, 1999, its Directors, executive officers and greater-than-10% stockholders complied with all Section 16(a) filing requirements, with the exception of: Eileen Bergquist, James Krzywicki, Adam Klein and Jeff Sands who filed late on Form 3 for ownership of shares of RoweCom. Walter Crosby, Charles Germain and Stephen Vozella filed late on Form 5.


                           PROPOSALS OF STOCKHOLDERS


Under regulations adopted by the Securities and Exchange Commission, any proposal submitted for inclusion in the Company's Proxy Statement relating to the Annual Meeting of Stockholders to be held in 2001 must be received at RoweCom's principal executive offices in Westwood, Massachusetts on or before November 25, 2000. Receipt by RoweCom of any such proposal from a qualified stockholder in a timely manner will not ensure its inclusion in the Proxy material because there are other requirements in the Proxy rules for such inclusions. If RoweCom is not notified of a stockholder proposal by December 31, 2000, then the proxies held by management of RoweCom provide discretionary authority to vote on such stockholder proposal, even though the proposal is not discussed in the Proxy Statement.


                                 OTHER MATTERS


The Board of Directors, knows of no matters, which may properly be and are likely to be brought before the meeting other than the matters discussed herein. However, if any other matters properly come before the meeting, the persons named in the enclosed Proxy will vote in accordance with their best judgment.



The Board of Directors encourages you to have your shares voted by signing and returning the enclosed form of Proxy. The fact that you will have returned your proxy in advance will in no way affect your right to vote in person should you find it possible to attend. However, by signing and returning the proxy or voting via the Internet or telephone, you have assured your representation at the meeting. Thank you for your cooperation.

                           ANNUAL REPORT ON FORM 10-K

A COPY OF THE COMPANY'S COMBINED ANNUAL REPORT TO STOCKHOLDERS AND ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 ACCOMPANIES THIS PROXY STATEMENT. AN ADDITIONAL COPY WILL BE FURNISHED WITHOUT CHARGE TO BENEFICIAL STOCKHOLDERS OF RECORD UPON REQUEST TO INVESTOR RELATIONS, ROWECOM INC,
15 SOUTHWEST PARK, WESTWOOD, MASSACHUSETTS 02090 OR BY CALLING 1-800-769-3266

                                     DETACH HERE

RWC92B

                                        PROXY

                                     ROWECOM INC.

                      PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

              THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of ROWECOM INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 2, 2000, and hereby appoints Dr. Richard
R. Rowe and Paul Burmeister, and each of them, with full power of substitution as proxies, on behalf and in name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of ROWECOM INC. to be held on Wednesday, May 31, 2000 at 10:00 a.m., local time, at its Corporate Headquarters at 15 Southwest Park, Westwood, Massachusetts and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER THEREIN BY STOCKHOLDER DIRECTED. IF NO CONTRARY SPECIFICATION IS MADE, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE ISSUANCE OF CONVERTIBLE NOTES AND WARRANTS, FOR THE AMENDMENT TO THE AMENDED AND RESTATED 1998 STOCK INCENTIVE PLAN AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

---------------                                                 --------------
  SEE REVERSE     CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
      SIDE                                                            SIDE
---------------                                                 --------------

                                   DETACH HERE

RWC92A

/X/ PLEASE MARK
    VOTES AS IN
    THIS EXAMPLE.

1. ELECTION OF DIRECTORS.

   NOMINEES: (01) Dr. Richard R. Rowe, (02) John Kennedy,
             (03) Thomas Lemberg, (04) Donald A.B. Lindberg, M.D.,
             (05) Jerome Rubin, (06) Philippe Villers.

                FOR                   WITHHELD

   FOR                                            WITHHELD
   ALL          /  /                    /  /      FROM ALL
 NOMINEES                                         NOMINEES


/  /_______________________________________________________
         For all nominees except as noted above


                                FOR       AGAINST       ABSTAIN
2. PROPOSAL TO APPROVE
   ISSUANCE OF CONVERTIBLE      /  /       /  /          /  /
   NOTES AND WARRANTS

                               FOR       AGAINST       ABSTAIN
3. PROPOSAL TO APPROVE THE
   AMENDMENT TO THE AMENDED    /  /       /  /          /  /
   AND RESTATED 1998 STOCK
   INCENTIVE PLAN


MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT            /  /

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in corporate or partnership name by authorized person.

-----------------------------------------------------------------------------
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             CARD PROMPTLY USING THE ENCLOSED ENVELOPE
-----------------------------------------------------------------------------


Signature:______________________________  Date:______________________________


Signature:______________________________  Date:______________________________

--------------------------------------------
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FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2. CALL THE TOLL-FREE NUMBER 1-877-PRX-VOTE (1-877-779-8683).

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE RECORDED INSTRUCTIONS.
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YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!

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             VOTE BY INTERNET
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It's fast, convenient, and your vote is immediately confirmed and posted.

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FOLLOW THESE FOUR EASY STEPS:

1. READ THE ACCOMPANYING PROXY STATEMENT AND PROXY CARD.

2. GO TO THE WEBSITE http://www.eproxyvote.com/rowe

3. ENTER YOUR 14-DIGIT VOTER CONTROL NUMBER LOCATED ON YOUR PROXY CARD ABOVE YOUR NAME.

4. FOLLOW THE INSTRUCTIONS PROVIDED.
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YOUR VOTE IS IMPORTANT!
Go to http://www.eproxyvote.com/rowe anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET